UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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GARMIN LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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GARMIN LTD.

NOTICE AND PROXY STATEMENT

for

The Annual General Meeting of Shareholders

to be held

Friday, June 6, 2008

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card

and promptly return it in the enclosed envelope.

If you reviewed your materials electronically or through a broker or other nominee,

please follow the instructions provided.

This Notice and Proxy Statement, the accompanying Proxy Card and the 2007 Annual Report are first being furnished on or about April 22, 2008.

Garmin Ltd.

P.O. Box 10670

Grand Cayman KY1-1006

Suite #3206B

45 Market Street

Gardenia Court

Camana Bay

Cayman Islands

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 6, 2008

We cordially invite you to attend the Annual General Meeting (the “Annual Meeting”) of Shareholders of Garmin Ltd., a Cayman Islands company, (“Garmin” or the “Company”) to be held at the Ritz Charles, located at 9000 West 137th Street, Overland Park, Kansas, 66221, USA, at 10:00 a.m. Central Time, on Friday, June 6, 2008, to consider and vote upon the following matters:

1.	Election of two directors;

2.	Ratification of the appointment of Ernst & Young LLP as Garmin’s independent registered public accounting firm for the 2008 fiscal year; and

3.	Consideration of such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

Information concerning the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

In accordance with the Company’s Articles of Association, the Company’s audited consolidated financial statements for the fiscal year ending December 29, 2007 will be presented at the Annual Meeting. There is no requirement under the Company’s Articles of Association or Cayman Islands law that such financial statements be approved by shareholders, and no such approval will be sought at the Annual Meeting.

Shareholders of record at the close of business on April 10, 2008 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A shareholder entitled to attend and to vote at the Annual Meeting is entitled to appoint a proxy to attend and, on a poll, vote instead of him or her.

We are pleased to be among the first companies to take advantage of the new Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee, and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A., and to participants in the Garmin International, Inc. 401(k) and Pension Plan with a beneficial interest in our shares. We believe the new rules will allow us to provide our shareholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting.

If you received the Notice, you can access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice.

Please vote your shares regardless of whether you plan to attend the Annual Meeting. If you received these proxy materials through the mail, please use the enclosed Proxy Card to direct the vote of your shares, regardless of whether you plan to attend the Annual Meeting. Please date the Proxy Card, sign it and promptly return it in the enclosed envelope, which requires no postage if mailed in the United States, or you may vote by Internet or telephone using the instructions provided on the Proxy Card. If you received the Notice and reviewed the proxy materials on the Internet, please follow the instructions included in the Notice.

Any shareholder who may need special assistance or accommodation to participate in the Annual Meeting because of a disability should contact Garmin’s Corporate Secretary at the above address or call (913) 440-1587. To provide Garmin sufficient time to arrange for reasonable assistance, please submit all such requests by June 1, 2008.

By Order of the Board of Directors,

April 22, 2008	Andrew R. Etkind
General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting to be Held on June 6, 2008

This Proxy Statement and our 2007 Annual Report are available at

http://ww3.ics.adp.com/streetlink/GRMN

Garmin Ltd.

P.O. Box 10670

Grand Cayman KY1-1006

Suite #3206B

45 Market Street

Gardenia Court

Camana Bay

Cayman Islands

PROXY STATEMENT

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (“Board”) of Garmin Ltd., a Cayman Islands company (“Garmin” or the “Company” ) for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., Central Time, on Friday, June 6, 2008, at the Ritz Charles, 9000 West 137th Street, Overland Park, Kansas, 66221, and at any adjournment(s) or postponement(s) thereof for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders. This Proxy Statement and the accompanying proxy card are first being furnished to shareholders on or about April 22, 2008.

INFORMATION CONCERNING SOLICITATION AND VOTING

Pursuant to the new rules recently adopted by the Securities and Exchange Commission, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee (“Broker Customers”), and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. (“Record Holders”), and to participants in the Garmin International, Inc. 401(k) and Pension Plan with a beneficial interest in our shares (“Plan Participants”).

Proposals

At the Annual Meeting, the Garmin Board intends to ask you to vote on:

(1)	the election of two directors, and

(2)	the ratification of the appointment of Ernst & Young LLP (“Ernst & Young”) to be the Company’s independent registered public accounting firm for the 2008 fiscal year.

In accordance with the Company’s Articles of Association, the Company’s audited consolidated financial statements for the fiscal year ending December 29, 2007 will be presented at the Annual Meeting. There is no requirement under the Company’s Articles of Association or Cayman Islands law that such financial statements be approved by shareholders, and no such approval will be sought at the Annual Meeting. The Garmin Board knows of no other matters that will be presented or voted on at the Annual Meeting.

Record Date and Shares Outstanding

Shareholders of record at the close of business on April 10, 2008 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, the Company had issued and outstanding 215,653,908 common shares, par value $0.005 per share (“Common Shares”).

Solicitation of Proxies

The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail and through its regular employees not specifically engaged or compensated for that purpose, the Company will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have shares of the Company registered in the names of such persons and, if requested, will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Voting

Each shareholder is entitled to one vote on each proposal presented in this Proxy Statement for each share held as of the Record Date. There is no cumulative voting in the election of directors. The required quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of shareholders holding not less than a majority of the Common Shares issued and outstanding on the Record Date. The affirmative vote of the holders of a majority of the Common Shares represented and voting at the Annual Meeting in person or by proxy is required for the election of directors and for ratification of the appointment of Ernst & Young. Shareholder ratification of the appointment of Ernst & Young is not required, but your views are important to the Audit Committee and the Board. If shareholders do not ratify the appointment of Ernst & Young, our Audit Committee will reconsider the appointment of Ernst & Young as Garmin’s independent auditor.

Abstentions and Broker Non-Votes

Pursuant to Cayman Islands law, (i) Common Shares represented at the Annual Meeting whose votes are withheld on any matter, and (ii) Common Shares which are represented by “broker non-votes” (i.e., shares held by brokers or nominees which are represented at the Annual Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) are not included in the determination of the shares voting on such matter but are counted for quorum purposes.

How Shareholders Vote

Record Holders, Plan Participants and Broker Customers holding Common Shares on the Record Date (directly or through a broker or other nominee) may vote (or in the case of Plan Participants, may direct the trustee of the Garmin International, Inc. 401(k) and Pension Plan to vote) such shares as follows:

Common Shares of Record

Record Holders may only vote their shares if they or their proxies are present at the Annual Meeting. Record Holders may appoint as their proxy the Proxy Committee, which consists of officers of the Company whose names are listed on the Proxy Card. The Proxy Committee will vote all Common Shares for which it is the proxy as specified by the shareholders on the Proxy Cards. A Record Holder desiring to name as proxy someone other than the Proxy Committee may do so by crossing out the names of the Proxy Committee members on the Proxy Card and inserting the full name of such other person. In that case, the Record Holder must sign the Proxy Card and deliver it to the person named, and the person named must be present and vote at the Annual Meeting.

If a properly executed and unrevoked Proxy Card does not specify how the Common Shares represented thereby are to be voted, the Proxy Committee intends to vote such shares (i) for the election as directors of the persons nominated by the Company’s Board of Directors (“Board Nominees”), (ii) for the ratification of the appointment of Ernst & Young to be the Company’s independent registered public accounting firm for the 2008 fiscal year, and (iii) in accordance with the discretion of the Proxy Committee upon such other matters as may properly come before the Annual Meeting.

Common Shares Held Under the 401(k) Plan

On the voting instructions card, Plan Participants may instruct the trustee of our 401(k) Plan how to vote the Common Shares allocated to their respective participant accounts. The trustee will vote all allocated Common Shares accordingly. Common Shares for which inadequate or no voting instructions are received generally will be voted by the trustee in the same proportion as those Common Shares for which instructions were actually received from Plan Participants. The trustee of the 401(k) Plan may vote Common Shares allocated to the accounts of the participants either in person or through a proxy.

Common Shares Held Through a Broker or Other Nominee

Each broker or nominee must solicit from the Broker Customers directions on how to vote the Common Shares, and the broker or nominee must then vote such shares in accordance with such directions. Brokers or nominees are to forward the Notice to the Broker Customers, at the reasonable expense of the Company if the broker or nominee requests reimbursement. Most broker-dealers are members of the National Association of Securities Dealers, which generally does not allow them to vote shares held in street name unless they are permitted to do so under the rules of a national securities exchange to which they belong. Brokers who are members of the New York Stock Exchange (“NYSE”) may vote the shares of Broker Customers on routine matters, including the election of directors and ratification of the appointment of independent auditors, when they have not received directions from the Broker Customers.

Revoking Proxy Authorizations or Instructions

Until the polls close (or in the case of Plan Participants, until the trustee of the 401(k) Plan votes), votes of Record Holders and voting instructions of Plan Participants may be recast with a later-dated, properly executed and delivered Proxy Card or, in the case of Plan Participants, a voting instruction card. Otherwise, shareholders may not revoke a vote, unless: (a) in the case of a Record Holder, the Record Holder either (i) attends the Annual Meeting and casts a ballot at the meeting or (ii) delivers a written revocation to the Corporate Secretary of the Company at any time before the Chairman of the Annual Meeting closes the polls; (b) in the case of a Plan Participant, the revocation procedures of the trustee of the 401(k) Plan are followed; or (c) in the case of a Broker Customer, the revocation procedures of the broker or nominee are followed.

Attendance and Voting in Person at the Annual Meeting

Attendance at the Annual Meeting is limited to Record Holders or their properly appointed proxies, beneficial owners of Common Shares having evidence of such ownership, and guests of the Company. Plan Participants and Broker Customers, absent special direction to the Company from the respective 401(k) Plan trustee, broker or nominee, may only vote by instructing the trustee, broker or nominee and may not cast a ballot at the Annual Meeting. Record Holders may vote by casting a ballot at the Annual Meeting.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, the Company had outstanding 215,653,908 Common Shares. The following table contains information as of the Record Date concerning the beneficial ownership of Common Shares by: (i) beneficial owners of Common Shares who have publicly filed a report acknowledging ownership of more than 5% of the number of outstanding Common Shares; (ii) the directors and the executive officers who are named in the Summary Compensation Table; and (iii) all of the directors and the named executive officers as a group. Beneficial ownership generally means either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, to the Company’s knowledge the holders listed below have sole voting and dispositive power. No officer or director of the Company owns any equity securities of any subsidiary of the Company.

Name and Address	Common Shares(1)	Percent of Class(2)
Gary L. Burrell(3) Shareholder	29,563,570(4)	13.7%

Capital World Investors (a division of Capital Research and Management Company) (5) Shareholder	11,080,000	5.1%

Ruey-Jeng Kao(6) Shareholder	12,944,962	6.0%

Gene M. Betts Director	5,704(7)	*

Donald H. Eller, Ph.D. Director	862,124	(8)	*

Andrew R. Etkind General Counsel and Corporate Secretary	100,518	(9)	*

Min H. Kao, Ph.D. Director, Chairman and CEO	44,017,580	(10)	20.4%

Charles W. Peffer Director	10,980	(11)	*

Clifton A. Pemble Director and Vice President, Engineering Garmin International, Inc.	87,205	(12)	*

Brian J. Pokorny Vice President, Operations Garmin International, Inc.	49,418	(13)	*

Kevin Rauckman Chief Financial Officer and Treasurer	73,085	(14)	*

Thomas A. McDonnell Director	58,286	(15)	*

Directors and Named Executive Officers as a Group (9 persons)	98,853,432	(16)	45.8%

*	Less than 1% of the outstanding Common Shares
(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are currently exercisable at the Record Date or within 60 days of such date are deemed outstanding. The holders may disclaim beneficial ownership of any such shares that are owned by or with family members, trusts or other entities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the Company’s knowledge, each shareholder named in the table has sole voting power and dispositive power with respect to the shares set forth opposite such shareholder’s name.

(2)	The percentage is based upon the number of shares outstanding as of the Record Date and computed as described in footnote (1) above.
(3)	Mr. Burrell’s address is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062.
(4)

The number of Common Shares reported includes 863,570 Common Shares held by Judith M. Burrell, Mr. Burrell’s wife, over which Mr. Burrell does not have any voting or dispositive power. Mr. Burrell disclaims beneficial ownership of these shares owned by his wife.

(5)

The address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071. The number of shares is based on a Schedule 13G dated February 11, 2008. The Schedule 13G reports that Capital World

Investors has sole dispositive power over the shares and sole voting power over 2,540,000 of the shares.

(6)

Mr. Kao’s address is c/o Fortune Land Law Offices, 8th Floor, 132, Hsinyi Road, Section 3, Taipei, Taiwan. Mr. Kao is the brother of Dr. Min Kao. The information is based on Amendment No. 4 dated January 17, 2006 to a Schedule 13G dated February 9, 2001.

(7)	Mr. Betts’ beneficial ownership consists of 4,704 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date.
(8)	Dr. Eller’s beneficial ownership includes 18,403 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date.
(9)

Mr. Etkind’s beneficial ownership includes 1,028 shares held in the 401(k) Plan, 86,400 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date, and 190 shares that were purchased for Mr. Etkind’s account in December 2007 as a participant in the Company’s Employee Stock Purchase Plan.

(10)

Dr. Kao’s address is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062. Of the 44,017,580 Common Shares, (i) 10,366,188 Common Shares are held by the Min-Hwan Kao Revocable Trust 9/28/95, over which Dr. Kao has sole voting and dispositive power, (ii) 28,443,568 Common Shares are held by revocable trusts established by Dr. Kao’s children over which Dr. Kao has shared voting and dispositive power, and (iii) 5,207,824 Common Shares are held by a revocable trust established by Dr. Kao’s wife, over which Dr. Kao does not have any voting or dispositive power. Dr. Kao disclaims beneficial ownership of those shares owned by the revocable trust established by his wife and by the revocable trusts established by his children. (11) Mr. Peffer’s beneficial ownership includes 7,380 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date.

(12)

Mr. Pemble’s beneficial ownership includes 81,200 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date and 449 shares that were purchased for Mr. Pemble’s account in December 2007 as a participant in the Company’s Employee Stock Purchase Plan.

(13)

Mr. Pokorny’s beneficial ownership includes 43,800 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date and 449 shares that were purchased for Mr. Pokorny’s account in December 2007 as a participant in the Company’s Employee Stock Purchase Plan. The number of Common Shares reported includes 3,667 Common Shares held by a revocable trust established by Mr. Pokorny’s wife, over which Mr. Pokorny does not have any voting or dispositive power.

Mr. Pokorny disclaims beneficial ownership of those shares owned by the revocable trust established by his wife.

(14)

Mr. Rauckman’s beneficial ownership includes 63,800 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date and 449 shares that were purchased for Mr. Rauckman’s account in December 2007 as a participant in the Company’s Employee Stock Purchase Plan. The number of Common Shares reported includes 5,100 Common Shares held by a revocable trust established by Mr. Rauckman’s wife, over which Mr. Rauckman does not have any voting or dispositive power. Mr. Rauckman disclaims beneficial ownership of these shares owned by the revocable trust established by his wife.

(15)	Mr. McDonnell’s beneficial ownership also includes 18,286 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date.
(16)

The number includes 323,973 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of the Record Date. Individuals in the group have disclaimed beneficial ownership as to a total of 34,523,729 of the shares listed.

PROPOSAL ONE – ELECTION OF TWO DIRECTORS

The Company’s Articles of Association classify the Company’s Board of Directors into three classes and stagger the three year terms of each class to expire in consecutive years.

The Company’s nominees for election at this Annual Meeting are Donald H. Eller and Clifton A. Pemble. Mr. Eller and Mr. Pemble are being nominated as Class II directors to hold office for a three-year term expiring at the annual general meeting in 2011.

Mr. Eller and Mr. Pemble are currently directors of the Company, having been elected at the Company’s annual general meeting in 2005 for a term expiring on the date of this Annual Meeting. Mr. Eller and Mr. Pemble have each indicated that they are willing and able to continue serving as directors if elected and have consented to being named as nominees in this Proxy Statement. If either or both of these nominees should for any reason become unavailable for election, the Proxy Committee will vote for such other nominee as may be proposed by the Company’s Board of Directors.

Donald H. Eller, age 65, has been a director of the Company since March 2001. Dr. Eller has been a private investor since January 1997. From September 1979 to November 1982 he served as the Manager of Navigation System Design for a division of Magnavox Corporation. From January 1984 to December 1996 he served as a consultant on Global Positioning Systems and other navigation technology to various U.S. military agencies and U.S. and foreign corporations. Dr. Eller holds B.S., M.S. and Ph.D. degrees in Electrical Engineering from the University of Texas.

Clifton A. Pemble, age 42, has served as a director of the Company since August 2004 and has been President and Chief Operating Officer of the Company since October 2007. He has served as a director and officer of various subsidiaries of the Company since August 2003. He has been President and Chief Operating Officer of Garmin International, Inc. since October 2007. Previously, he was Vice President, Engineering of Garmin International, Inc. from 2005 to October 2007, Director of Engineering of Garmin International, Inc. from 2003 to 2005, Software Engineering Manager of Garmin International, Inc. from 1995 to 2002, and a Software Engineer with Garmin International, Inc. from 1989 to 1995. Garmin International, Inc. is a subsidiary of the Company. Mr. Pemble holds BA degrees in Mathematics and Computer Science from MidAmerica Nazarene University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THESE NOMINEES.

THE BOARD OF DIRECTORS

Information about present directors

In addition to the Board nominees who are described under Proposal One – Election of Two Directors, the following individuals are also on the Company’s Board, for a term ending on the date of the annual general meeting of shareholders in the year indicated.

Directors Serving until the Annual General Meeting in 2009

Min H. Kao, age 59, has served as Chairman of the Company since August 2004 and was previously Co-Chairman of the Company from August 2000 to August 2004. He has served as Chief Executive Officer of the Company since August 2002 and previously served as Co-Chief Executive Officer from August 2000 to August 2002. Dr. Kao has served as a director and officer of various subsidiaries of the Company since August 1990. Dr. Kao holds Ph.D. and MS degrees in Electrical Engineering from the University of Tennessee and a BS degree in Electrical Engineering from National Taiwan University.

Charles W. Peffer, age 60, has been a director of the Company since August 2004. Mr. Peffer was a partner in KPMG LLP and its predecessor firms from 1979 to 2002 when he retired. He served in KPMG’s Kansas City office as Partner in Charge of Audit from 1986 to 1993 and as Managing Partner from 1993 to 2000. Mr. Peffer is a director of NPC International, Inc. and of the Commerce Funds, a family of eight mutual funds.

Directors Serving Until the Annual General Meeting in 2010

Gene M. Betts, age 55, has been a director of the Company since March 2001. Mr. Betts has been the Chief Financial Officer of Embarq Corporation since May, 2006. He previously served as Senior Vice President-Finance at Sprint Nextel Corporation’s local telecommunications division from August 2005 to May 2006 and as Senior Vice President – Finance and Treasurer of Sprint Corporation from 1998 until August 2005. Mr. Betts is a Certified Public Accountant. Prior to joining Sprint he was a partner in Arthur Young & Co. (now Ernst & Young). Mr. Betts is a director of seven registered investment companies in the Buffalo Funds complex.

Thomas A. McDonnell, age 62, has been a director of the Company since March 2001. Mr. McDonnell has been President of DST Systems, Inc. (“DST”) since January 1973 (except for a 30-month period from October 1984 to April 1987), Chief Executive Officer of DST since 1984 and a director of DST since 1971. He is also a director of Blue Valley Ban Corp., Commerce Bancshares, Inc., Euronet Worldwide, Inc. and Kansas City Southern.

Director Independence

The Board of Directors has determined that Messrs. Betts, Eller, Peffer and McDonnell, who constitute a majority of the Board, are independent directors as defined in the listing standards for the Nasdaq Stock Market.

Board of Directors Meetings and Standing Committee Meetings

Meetings

The Board of Directors held nine meetings and took action by unanimous written consent once during the fiscal year ended December 29, 2007. Four executive sessions of the independent directors were held in 2007. The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”). During the 2007 fiscal year, the Audit Committee held five meetings, the Compensation Committee held six meetings and the Nominating Committee held one meeting. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which such director served. It is the Company’s policy to encourage directors to attend the Company’s Annual Meeting. All of the directors of the Company attended the 2007 annual general meeting.

Audit Committee

Messrs. Peffer (Chairman), Betts and McDonnell serve as the members of the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.garmin.com. The functions of the Audit Committee include overseeing the Company’s financial reporting processes on behalf of the Board, and appointing, and approving the fee arrangement with, Ernst & Young, the Company’s independent registered public accounting firm. The Board of Directors has determined that Mr. Betts, Mr. Peffer and Mr. McDonnell are “audit committee financial experts” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that all the members of the Audit Committee are independent (as defined by the listing standards of the Nasdaq Stock Market).

Compensation Committee

Messrs. Betts (Chairman), Eller, Peffer and McDonnell serve as the members of the Compensation Committee. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at www.garmin.com. The primary responsibilities of the Compensation Committee are to (a) review, approve and oversee the Company’s compensation programs, objectives and policies for senior executives, (b) ensure that the Company’s compensation programs and practices are effective in attracting, retaining and motivating highly qualified executives, (c) determine the Chief Executive Officer’s compensation level and the components and structure of his compensation package, (d) recommend to the Board the respective compensation levels of the other principal senior officers and the components and structure of their compensation packages, (e) review and approve any employment, change of control or severance agreements with the Chief Executive Officer and other principal senior officers, (f) review and approve executive compensation disclosures made in the Company’s proxy statements, (g) recommend to the Board any changes in the amount, components and structure of compensation paid to non-employee directors, (h) serve as the Committee administering the Company’s equity-based incentive plans, and (i) annually review with management succession plans for all principal senior officers. The Board of Directors has determined that all the members of the Compensation Committee are independent (as defined by the listing standards of the Nasdaq Stock Market). The processes and procedures for considering and determining executive compensation, including the Compensation Committee’s authority and role in the process, its delegation of authority to others, and the roles of Garmin executives and third-party executive compensation consultants in making decisions or recommendations on executive compensation, are described in “Executive Compensation – Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

Messrs. Betts, Eller (Chairman), Peffer and McDonnell serve as the members of the Nominating Committee. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of the Nominating Committee Charter is available on the Company’s website at www.garmin.com. The primary responsibilities of the Nominating Committee are to (a) evaluate the composition, size, role and functions of the Board and its committees to oversee the business of the Company, (b) determine director selection criteria, (c) recommend and evaluate nominees for election to the Board, (d) advise the Board on committee appointments and removals, (e) evaluate the financial literacy of the Audit Committee members, (f) evaluate the independence of director nominees and Board members under applicable laws, regulations and stock exchange listing standards, (g) create and implement a process for the Board to annually evaluate its performance, and (h) recommend to the Board Corporate Governance Guidelines and review such Guidelines periodically. The Board of Directors has determined that all the members of the Nominating and Corporate Governance Committee are independent (as defined by the listing standards of the Nasdaq Stock Market).

In selecting candidates for nomination at the annual meeting of the Company’s shareholders, the Nominating Committee begins by determining whether the incumbent directors whose terms expire at the meeting desire and are qualified to continue their service on the Board. The Nominating Committee is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Board the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure, while contributing to their work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board, whom the Nominating Committee believes will continue to make a valuable contribution to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board. If there are Board vacancies and the Nominating Committee does not re-nominate a qualified incumbent, the Nominating Committee will consider and evaluate director candidates recommended by the Board, members of the Nominating Committee, management and any shareholder owning one percent or more of the Company’s outstanding Common Shares.

The Nominating Committee will use the same criteria to evaluate all director candidates, whether recommended by the Board, members of the Nominating Committee, management or a one percent shareholder. A shareholder owning one percent or more of the Company’s outstanding Common Shares may recommend director candidates for consideration by the Nominating Committee by writing to the Company Secretary, by facsimile at (345) 640-9051 or by mail at Garmin Ltd., P.O. Box 10670, Grand Cayman KY1-1006, Suite #3206B, 45 Market Street, Gardenia Court, Camana Bay, Cayman Islands. Any such recommendation must be delivered to the Company Secretary not less than 180 days prior to the annual general meeting at which the candidate is proposed for consideration as a nominee. The recommendation must contain the proposed candidate’s name, address, biographical data, a description of the proposed candidate’s business experience, a description of the proposed candidate’s qualifications for consideration as a director, a representation that the nominating shareholder is a beneficial or record owner of one percent or more of the Company’s outstanding shares (based on the number of outstanding shares reported on the cover page of the Company’s most recently filed Annual Report on Form 10-K) and a statement of the number of the Company’s shares owned by such shareholder. The recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director of the Company if nominated and elected. A shareholder may not recommend him or herself as a director candidate.

The Nominating Committee requires that a majority of the Company’s directors be independent and that any independent director candidate meet the definition of an independent director under the listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee also requires that at least one independent director qualify as an audit committee financial expert. The Nominating Committee also requires that an independent director candidate should have either (a) at least ten years experience at a policy-making level or other level with significant decision-making responsibility in an organization or institution or (b) a high level of technical knowledge or business experience relevant to the Company’s technology or industry. In addition, the Nominating Committee requires that an independent director candidate have such financial expertise, character, integrity, ethical standards, interpersonal skills and time to devote to Board matters as would reasonably be considered to be appropriate in order for the director to carry out his or her duties as a director.

In evaluating a director candidate (including the nomination of an incumbent director), the Nominating Committee considers, among other things, whether the candidate meets the Nominating Committee’s requirements for independent director candidates, if applicable. The Nominating Committee also considers a director candidate’s skills and experience in the context of the perceived needs of the Board at the time of consideration. Additionally, in recommending an incumbent director for re-election, the Nominating Committee considers the nominee’s prior service to the Company’s Board and continued commitment to service on the Board.

Shareholder Communications with Directors

The Board of Directors has established a process to receive communications from shareholders. Shareholders may communicate with the Board or with any individual director of the Company by writing to the Board or such individual director in care of the Company Secretary, by facsimile at (345) 640-9051 or by mail at Garmin Ltd., P.O. Box 10670, Grand Cayman KY1-1006, Suite #3206B, 45 Market Street, Gardenia Court, Camana Bay, Cayman Islands. All such communications must identify the author as a shareholder, state the number of shares owned by the author and state whether the intended recipients are all members of the Board or just certain specified directors. The Company Secretary will make copies of all such communication and send them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation; Certain Relationships

None of the members of the Compensation Committee is, or has ever been, an officer or employee of the Company or any of its subsidiaries. During 2007, the Company had no compensation committee interlocks of the type required to be disclosed by the rules of the SEC.

The Company has adopted a written policy for the review by the Audit Committee of transactions in which the Company is a participant and any related person will have a direct or indirect material interest in the transaction. This policy is generally designed to cover those related party transactions that would be required to be disclosed in a proxy statement, annual report on Form 10-K or registration statement pursuant to Item 404(a) of Regulation S-K. However, the policy is more encompassing in that the amount involved in a transaction covered by the policy must only exceed $60,000 while disclosure under Item 404(a) is required only if the amount involved exceeds $120,000. The policy defines the terms "transaction," and "related person" in the same manner as Item 404(a) of Regulation S-K.

If the nature of the timing of a related party transaction is such that it is not practical to obtain advance approval by the Audit Committee, then management may enter into it, subject to ratification by the Audit Committee. If ratification is not subsequently obtained, then management must take all reasonable efforts to cause the related person transaction to be null and void.

The Audit Committee will approve or ratify only those related party transactions that it determines in good faith are in, or are not inconsistent with, the best interests of the Company and its shareholders. In making that determination, the Audit Committee shall consider all of the relevant facts and circumstances available to it, including the benefits to the Company and whether the related party transaction is on terms and conditions comparable to those available in arms-length dealing with an unrelated third party that can provide comparable products or services.

The Audit Committee will also annually review ongoing related party transactions after considering all relevant facts and circumstances. The Audit Committee will then determine if those transactions should be terminated or modified based on whether it is still in the best interests, or not inconsistent with the best interests, of the Company and its shareholders.

Non-Management Director Compensation

Each director of Garmin, who is not an officer or employee of the Company or of a subsidiary of the Company, is compensated for service on the Board and its committees. The annual director compensation package at Garmin is designed to attract and retain highly-qualified, independent professionals to represent the Company’s shareholders.

Garmin’s 2007 director compensation package was comprised of cash (annual board and committee chair retainers) and stock option grants.

Each director, who is not an officer or employee of Garmin or its subsidiaries (a “Non-Management Director”), was paid an annual retainer of $20,000. Each Non-Management Director, who chairs a standing committee of the Board (other than the Audit Committee), also received an annual retainer of $1,500. The Non-Management Director who chairs the Audit Committee received an annual retainer of $5,000. In addition, each Non-Management Director was paid $1,500 for each Board meeting convened in person and $500 for attending each Board meeting convened by teleconference. For each Audit Committee meeting convened in person or by teleconference, each Non-Management Director was paid $1,000. For each Compensation Committee or Nominating Committee meeting, convened on a separate day from a Board meeting, each Non-Management Director was paid $1,500 for each committee meeting convened in person and $500 for attending each meeting convened by teleconference. Directors are also reimbursed for reasonable travel expenses for attending Board and Committee meetings.

The Non-Management Directors may also be granted awards, including among others, options to buy Common Shares, pursuant to the 2000 Non-Employee Directors’ Option Plan, as determined by the Compensation Committee (as defined in such plan).

Each year at the annual general meeting, each Non-Management Director will automatically be granted an option for a number of Common Shares equal to four times his or her annual retainer divided by the fair market value of a share on the grant date. If a Non-Management Director first joins the Board at a time other than the annual general meeting, he or she will receive a pro-rata grant for that year. The option price per share will be 100% of the fair market value of a share on the date of grant based on the closing stock price on that day. The options vest in equal installments over three years, subject to acceleration in the event the Non-Management Director terminates his or her directorship on the account of death, disability or an involuntary termination within one year after a change in control of Garmin. These options have a term of 10 years.

Garmin does not have formal stock ownership guidelines for its directors.

Under Taiwan banking practice, the chairman of a company is generally required to personally guarantee the company’s loans and mortgages. During 2007, Dr. Kao, as chairman of Garmin Corporation, a Taiwan subsidiary of the Company, received compensation from Garmin Corporation in the amount of $50,956 for his personal guarantee of Garmin Corporation’s obligations.

2007 Non-Management Director Compensation

The following table shows the compensation paid to our Non-Management Directors in 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	SAR/Option Awards ($)¹	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total

Gene Betts	$38,000	$—	$25,987	$—	$—	$—	$63,987

Donald Eller	$38,000	$—	$25,987	$—	$—	$—	$63,987

Thomas McDonnell	$36,500	$—	$24,174	$—	$—	$—	$60,674

Charles Peffer	$41,500	$—	$30,222	$—	$—	$—	$71,722

¹ The following stock options were valued based on a grant date fair value using the Black-Scholes value of $25.13: Messrs. Betts and Eller, 1,359 options; Mr. McDonnell, 1,264 options; and Mr. Peffer 1,580 options. The dollar amounts expensed for financial reporting purposes with respect to the 2007 fiscal year for the grant date fair value of stock options granted in prior fiscal years in accordance with FAS 123R for each of the Non-Management Directors were as follows: Messrs Betts and Eller, $18,730; Mr. McDonnell, $17,423; and Mr. Peffer $21,782.

2008 Non-Management Director Compensation

In July 2007, the Compensation Committee retained Towers Perrin, a third-party consulting firm (“Towers Perrin”) to assess the market competitiveness of Garmin’s non-management director compensation program. Using the comparator group of companies identified for Garmin’s executive compensation competitive analysis, Towers Perrin compiled information regarding retainers, meeting fees, equity and other compensation paid to outside directors by comparator companies, and also summarized outside director pay practices and marketplace trends. See “Executive Compensation – Corporation Discussion and Analysis – Role of Compensation Committee” below.

Towers Perrin’s report to the Committee stated that Garmin’s total non-management director compensation program was positioned near the bottom of the comparator group (at the fifth percentile of the comparator group). Based on the findings of the competitive analysis, as well as the Compensation Committee’s desire to bring non-management director compensation closer to the target of the 25th percentile of 2007 comparator companies, the Compensation Committee approved an increase in total non-management director compensation from $84,400 to $172,000 (or 106%), effective June 6, 2008, as follows:

•	The annual Board retainer was increased from $20,000 to $50,000;
•	The additional annual retainer for the chairman of the Audit Committee was increased from $5,000 to $10,000;
•	The additional annual retainer for the chairman of each of the Compensation Committee and Nominating Committee was increased from $1,500 to $5,000; and
•

Annual stock option grants will continue using the current calculation methodology (four times the annual retainer divided by the average of the high and low price of Garmin stock on the date of grant), but only the $50,000 annual retainer will be included in the calculation.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young has acted as the Company’s independent registered public accounting firm since 2000 and has been appointed by the Audit Committee to audit and certify the Company’s financial statements for the fiscal year ending December 27, 2008.

Representatives of Ernst & Young will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of Common Shares present in person or by proxy and entitled to vote at the Annual Meeting is required for ratification of this appointment. If the Company’s shareholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider whether to appoint Ernst & Young as the Company’s independent auditor.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS GARMIN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR.

Report of Audit Committee

The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 29, 2007 with management and with Ernst & Young, the independent registered public accounting firm retained by the Company to audit its financial statements. The Audit Committee received and reviewed management’s representation and the opinion of the independent registered public accounting firm that the Company’s audited financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee also discussed with the independent registered public accounting firm during the 2007 fiscal year the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, and other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations.

The Audit Committee received from Ernst & Young the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young the independence of their firm.

Based upon the review and discussions referenced above, the Audit Committee recommended to the Company’s Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007, for filing with the SEC.

Audit Committee

Charles W. Peffer, Chairman Gene M. Betts
Thomas A. McDonnell

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to Garmin for the fiscal year ended December 29, 2007 and the fiscal year ended December 30, 2006 by Garmin’s independent registered public accounting firm, Ernst & Young (dollars listed in thousands):

	2007	2006
Audit Fees	$1,705	$1,313
Audit Related Fees	$230	$65	(a)(b)
Tax Fees	$108	$53	(b)(c)
All Other Fees	$2	$2	(d)

Total:	$2,045	$1,433

(a) Audit related fees for 2007 and 2006 comprise primarily fees for financial statement audits of employee benefit plans and acquisition due diligence.

(b) The Audit Committee has concluded that the provision of these services is compatible with maintaining the independence of Ernst & Young.

(c) Tax fees for 2007 comprise $48 for tax compliance/preparation and $60 for tax planning and tax advice. Tax fees for 2006 comprise $53 for tax compliance/preparation.

(d) All other fees for 2007 and 2006 comprise $2 for on-line subscription fees.

Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has adopted a policy that requires advance approval by the Committee of all audit, audit-related, tax services and other services performed by Ernst & Young. The policy provides for pre-approval by the Audit Committee annually of specifically defined services up to specifically defined fee levels. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before Ernst & Young is engaged to perform it. The Audit Committee has delegated to the Audit Committee Chairman authority to approve permitted services provided that the Chairman reports any such approval decisions to the Audit Committee at its next meeting. The Audit Committee pre-approved all services that Ernst & Young rendered to the Company and its subsidiaries in 2007.

EXECUTIVE COMPENSATION MATTERS

Report of Compensation Committee

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee

Gene M. Betts (Chairman)

Donald H. Eller

Thomas A. McDonnell

Charles W. Peffer

Compensation Discussion and Analysis

Objectives of the Compensation Program

The objectives of Garmin’s executive compensation program are to:

•	Provide fair, reasonable and competitive compensation to executives in order to attract, motivate and retain a highly qualified executive team.

•	Reward executives for individual performance and contribution.

•	Provide incentives to executives to enhance shareholder value.

•	Reward executives for long-term, sustained individual and Company performance.

•	Provide executive compensation that is internally equitable among the executives and equitable in relation to the broader Garmin employee population.

•	For non-management directors, provide fair, reasonable and competitive compensation to attract and retain highly qualified, independent professionals to represent Garmin shareholders.

Garmin’s executive compensation program is designed to reward executives for the achievement of long-term and sustained performance by Garmin, which the Compensation Committee believes correlates with increased returns to shareholders, and for the overall individual performance and contribution of each executive.

Role of Executive Officers

Dr. Kao discussed with the Compensation Committee compensation recommendations for each of the executives, other than himself. In making compensation recommendations, Dr. Kao considered each executive’s performance and other relevant factors, including the scope of each executive’s position and responsibilities, the achievement of Company goals, the current business environment and anticipated changes, and executive retention and recruitment considerations. Dr. Kao and Mr. Pemble regularly attended meetings of the Compensation Committee in 2007, but are not members of the Compensation Committee and do not vote on Compensation Committee matters. Dr. Kao and Mr. Pemble, however, were not present for certain portions of Compensation Committee meetings, such as when the Compensation Committee held executive sessions or discussed the performances of individual compensation of either Dr. Kao or Mr. Pemble.

Role of Compensation Consultant

In 2006, the Compensation Committee engaged the Towers Perrin consulting firm to (i) prepare a comparative study of the Company’s executive compensation program; (ii) assist the Compensation Committee with proxy compliance; (iii) review and recommend changes to the Compensation Committee charter; and (iv) attend certain Compensation Committee meetings.

In July 2007, the Compensation Committee again engaged Towers Perrin to (i) assess the competitiveness of the 2007 pay levels of the executives; (ii) summarize executive pay trends; (iii) assess the market competitiveness of Garmin’s outside director compensation program; (iv) assist the Compensation Committee with proxy compliance; and (v) attend certain Compensation Committee meetings.

In both the 2006 and 2007 executive compensation studies, Towers Perrin performed a competitive review and analysis of base salary and other components of Garmin’s compensation program, relative to two identified comparator groups and survey market data. Towers Perrin recommended to the Compensation Committee the comparator groups to be used and the market data to be used as a basis for comparison. Towers Perrin provided detailed information on base salaries, annual incentive bonuses and equity incentives for each executive, as well as Towers Perrin’s overall findings and recommendations. The Compensation Committee considered the information and findings of Towers Perrin, but all decisions on executive compensation matters were made solely by the Compensation Committee.

Towers Perrin was engaged by, and took direction from, the Compensation Committee, but also worked with Garmin International Inc.’s Vice President of Human Resources and interviewed the executives in 2006 to obtain information and to coordinate the executive compensation study. Dr. Kao and Mr. Pemble did not meet with Towers Perrin in 2007, except at the December 2007 Compensation Committee meeting at which Towers Perrin participated by telephone.

Benchmarking Pay

Beginning in 2006, the Compensation Committee retained Towers Perrin to provide compensation consulting services to the Compensation Committee. At that time, the Compensation Committee and Towers Perrin developed two compensation comparator groups – a high performing peer group and a related industry peer group. To provide for ready access to compensation data, the comparator groups consist of only those companies that participate in Towers Perrin’s executive compensation database.

The Compensation Committee targeted total direct compensation for Garmin’s executives at the 25th percentile of the comparator groups, rather than targeting each element individually. The Committee believes that total direct compensation is the most relevant comparison for Garmin because of the Committee’s focus of delivering a significant portion of total compensation in the form of long-term incentives.

When setting this targeted pay positioning, the Compensation Committee considered Garmin’s size relative to the peers, measured in both revenues and market capitalization (which most closely aligns with the 25th percentile), as well as current and future growth and performance potential. Garmin’s revenue growth and total shareholder returns over the last three years exceeded the 75th percentile of each of the comparator groups.

While the Compensation Committee did not target each element of pay at the 25th percentile individually, the Compensation Committee did consider the competitive data from each peer group equally when assessing the competitiveness of Garmin’s base salary, target incentive levels and total cash. However, the Committee gives more weight to the High-Performing Comparator Group when assessing long-term incentive and total direct compensation levels because this group contains more high growth companies with a similar profile and stage in the business life cycle as Garmin.

High-Performing Comparator Group

The High-Performing Comparator Group, developed in 2006, consisted of 22 high-performing companies that were in the NASDAQ 100 or were local Kansas City employers with which Garmin competes for talent and which participate in the Towers Perrin 2006 Executive Compensation Database. When appropriate, regression analysis was used to adjust the compensation data for differences in company revenues. This competitive data, together with relevant market practices and trends, was then considered by the Compensation Committee, along with the other factors described above, when designing Garmin’s executive compensation program.

To meet the “high performance” financial criteria, comparator group companies had to be at the median or higher of the NASDAQ 100 for at least one of the following performance metrics:

•	Three-year total shareholder returns
•	Three-year net income growth
•	Three-year revenue growth

The High-Performing Comparator Group contained the following companies with 25th percentile revenues of approximately $2 billion:

Amgen	eBay	Medimmune	Starbucks
Apple Computer	Fiserv	QUALCOMM	Sun Microsystems
Applied Materials	Genzyme	Sigma-Aldrich	Whole Foods Market
Celgene	Gilead Sciences	Sprint Nextel	Yahoo!
CheckFree	Honeywell	Sirius Satellite Radio
Cisco Systems	Intel	Staples

Related Industry Comparator Group

The Compensation Committee also considered a second peer group, the Related Industry Comparator Group, which was comprised of 52 companies in related industries which also participated in the 2006 Towers Perrin Executive Compensation Database. The Related Industry Comparator Group includes the following companies with 25th percentile revenues of $1.6 billion:

Advanced Medical Optics	Cisco Systems	Microsoft	Spanison
Advanced Micro Devices	Crown Castle International	Millipore	Sprint Nextel
Agilent Technologies	Cubic Corp	Molex	Sun Microsystems
American Standard Cos	Dell	Motorola	Texas Instruments
AMETEK	Eastman Kodak	National Semiconductor	US Cellular
Apple	Embarq	NCR	Verizon Wireless
Applied Materials	EMC	Nike	Xerox
Avaya	Emerson Electric	Nortel Networks
Avery Dennison	GTECH	Perkin Elmer
Avnet	Harman International	Plexus
Beckman Coulter	Harris	QUALCOMM
BellSouth	Intel	Qwest Communications
Black & Decker	Lexmark International	Regal-Beloit
Cincinnati Bell	Lucent Techologies	Seagate Technology
Cingular Wireless	Methode Electronics	Sony Ericsson Mobile

Elements of Compensation

Garmin’s executive compensation program consists of the following elements:

Base Salary

Executives are paid a base salary as compensation for the performance of their primary duties and responsibilities. The base salary for Garmin’s chief executive officer is determined annually by the Compensation Committee. The Compensation Committee’s deliberations regarding the base salary of the chief executive officer are made without the chief executive officer being present. The base salary is based on the Compensation Committee’s assessment of the chief executive officer’s individual performance and the financial and operating performance of Garmin, as well as on an analysis of the base salaries of chief executive officers of other companies similar in size and industry to Garmin. However, when setting Dr. Kao’s base salary, the Compensation Committee also considers Dr. Kao’s significant ownership of Garmin stock.

The base salary for each of the other executives is reviewed annually and is based upon the recommendation of the chief executive officer and the executive’s individual duties and responsibilities, experience and overall performance, as well as on an analysis of the market and competitive data.

When setting base salary levels in late 2006 for 2007, the Compensation Committee considered the below market level of Garmin’s current salaries due to Garmin’s rapid growth, the strong individual performance by each executive and concerns relating to executive retention and recruitment. The Compensation Committee increased base salaries for Dr. Kao and Messrs. Rauckman, Pemble, Etkind and Pokorny by approximately 18%, 33%, 19%, 20% and 18%, respectively. With these increases, the executives’ base salaries have been increased to more competitive levels, closer to the 25th percentile of the comparator groups.

Annual Incentive Awards

In 2007, Garmin’s executives, including the chief executive officer, received a discretionary cash incentive award. When deciding annual bonus awards for top executives, the Compensation Committee measures growth in Garmin’s revenue and net earnings performance. In 2007, the Committee determined that Garmin’s performance significantly exceeded the prior year, as net revenues grew by 79% from $1.77 billion to $3.18 billion, and net earnings grew by 66%. The Compensation Committee did not set specific performance targets for the executives because of the continuing record growth and overall performance of Garmin.

For 2007, the Compensation Committee awarded discretionary cash bonus payments to Garmin’s executives in amounts ranging from 7.8% to 32.3% of base salary (which bonuses were approximately double the amount of last year’s discretionary bonuses for all executives other than the chief executive officer). The Compensation Committee awarded such bonus payments to bring cash bonus consideration closer to comparative market 25th percentile levels and to reward the recipients for both the continuing record growth and overall performance of Garmin, and strong individual performance by the executives. The Compensation Committee believes these cash incentive awards further align the interests of Garmin's employees with the interests of Garmin's shareholders.

Stock-Settled Stock Appreciation Rights

Garmin executives, other than the chief executive officer, are awarded stock-settled stock appreciation rights (SARs) semi-annually, following the June and December meetings of the Compensation Committee. Newly hired executives may be granted SARs on their first date of employment, subject to approval by the Compensation Committee. As is required under the terms of our equity compensation plans, the grant value of each of the SARs is the average of the high and low price of Garmin stock on the date of grant. The purpose of these awards is to further align the interests of the executives with the interests of Garmin’s shareholders. The Compensation Committee believes that stock-settled SARs effectively manage equity dilution and share usage, while strongly linking the earnings of executives with the interests of shareholders. Because the chief executive officer owns a significant amount of Garmin stock, and, therefore, already has significant incentive to create shareholder value, he is not awarded SARs or any other form of equity compensation.

The number of SARs awarded to each executive in June and December is discretionary and is determined by the Compensation Committee after considering the recommendation of the chief executive officer and the executive’s individual duties and responsibilities, experience and overall performance. The following table shows the SARS awarded to each of the executives (other than the chief executive officer) in 2006 and 2007:

Name:	2007 SARs	2006 SARs
Mr. Rauckman	$1,222,550	$602,850
Mr. Pemble	$1,559,600	$803,800
Mr. Etkind	$1,222,550	$602,850
Mr. Pokorny	$1,011,150	$602,850

The Compensation Committee significantly increased SARS granted to the executives in 2007 to recognize the continued record growth of Garmin and bring equity grant levels and total direct compensation up to the competitive market levels consistent with Garmin’s philosophy of rewarding executives for long-term sustained individual and company performance. Factors considered by the Compensation Committee in evaluating individual performance include the executive’s performance relative to his peers, the nature and scope of the executive’s position and responsibilities, retention considerations and the current business environment.

Benefits; Retirement Contributions

Garmin’s executives participate in the same benefits and are covered by the same plans on the same terms as provided to all of Garmin’s salaried employees. As is the case with all salaried employees, Garmin matches the executives’ contributions to Garmin’s 401(k) plan and makes an additional employer contribution to this plan. In 2007, for all employees, including the executives, (a) for every dollar the employee contributed to the plan up to 10% of the employee's salary, Garmin contributed 75 cents, and (b) Garmin made an additional pension contribution equal to 5% of the employee's salary, whether or not the employee contributed to the plan. No salary in excess of $225,000 was taken into account for either of the foregoing contributions.

Other Considerations

Overall Mix of Compensation Elements

The Compensation Committee reviews the competitiveness of each individual element of pay when setting compensation for each executive officer. However, consistent with Garmin’s objectives of rewarding executives for long-term, sustained individual and Company performance, for executives other than the chief executive officer, the Compensation Committee delivers the majority of total direct compensation in the form of SARs. The chief executive officer’s pay is set by the Committee at below market levels after consideration of his significant ownership of Garmin stock.

The Compensation Committee targeted total direct compensation at the 25th percentile of the High-Performing Comparator Group, with secondary consideration of the Related Industry Comparator Group (as discussed in “Benchmarking Pay” above). Actual 2007 pay for each of the executives excluding the chief executive officer was above the 25th percentile of the High-Performing Comparator Group because of the above-market SAR grants. The Compensation Committee made these above-market grants to each executive in recognition of Garmin’s significant growth, as well as exceptional shareholder returns, in 2007. The Compensation Committee also considered that the SARs will only return value to the executives with increased share price appreciation. Finally, the Committee considered the retention value of the SAR grants for its high-performing executive team.

Perquisites

Consistent with Garmin’s belief that executive compensation should be internally equitable among the executives and in relation to the broader Garmin employee population, Garmin does not provide any perquisites to any of its executives.

Executive Ownership; Policies Regarding Hedging

Garmin does not have formal executive ownership guidelines. However, Garmin executives receive a large portion of their total direct compensation in Garmin stock appreciation rights. Garmin does not have any policies regarding the hedging of the economic risk of stock ownership.

Adjustment or Recovery of Awards or Payments

In the event that the performance measures upon which compensation awards are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, the Compensation Committee would consider on a case-by-case basis whether to adjust such award or recover such award from the executive who received the award. Garmin does not have a formal policy that would require such an adjustment to or recovery of such an award.

Tax and Accounting Considerations

The Compensation Committee reviews projections of the estimated accounting and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Garmin realizes a tax deduction upon the payment to/realization by the executive.

Section 162(m) of the Internal Revenue Code generally provides that publicly-held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the chief executive officer and certain other highly compensated executive officers. The Compensation Committee believes it has taken the steps required to exclude from the calculation of the $1 million compensation expense limitation any performance-based awards granted under the 2000 Equity Incentive Plan and the 2005 Equity Incentive Plan to the executive officers listed in the Summary Compensation Table of this proxy statement.

Severance Benefits

Garmin does not have executive employment agreements or executive severance agreements with any of its executives.

Change-in-Control Benefits

In the event that an executive’s employment is terminated without cause, or the executive resigns with good reason, within twelve months following a change in control of Garmin, all of the executive’s unvested stock options and SARs would immediately become exercisable. Such accelerated vesting is the only benefit that would be received by the executives upon a change in control, and such benefit would also be received by all other Garmin employees who own unvested stock options or SARs. This change-in-control protection is designed to provide adequate protection for executives so that they may focus their efforts on effective leadership, rather than significant compensation loss, during the time that Garmin is considering or undertaking a change in control.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table shows 2007 compensation for the Chief Executive Officer, the Chief Financial Officer and the three highest paid executive officers other than the Chief Executive Officer and the Chief Financial Officer (collectively, the “Named Executive Officers”):

Name & Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)	SARs/Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($) [3]	All Other Compensa tion ($)[4]	Total ($)
Min H. Kao
Chairman & Chief Executive Officer	2006	$270,001	$—	$—	$—	$22,500	$79,210	$371,711
	2007	$320,201	$25,000				$77,581	$422,782
Clifton A. Pemble
President & Chief	2006	$260,001	$50,000	$—	$222,128	$21,667	$27,385	$581,181

Operating Officer
	2007	$310,002	$100,000		$784,149		$22,875	$1,217,026
Kevin S. Rauckman
Chief Financial Officer & Treasurer	2006	$225,001	$40,000	$—	$170,947	$18,750	$23,885	$478,583
	2007	$300,001	$80,000		$604,498		$22,875	$1,007,374
Andrew R. Etkind
General Counsel & Secretary	2006	$250,001	$50,000	$—	$181,473	$20,833	$27,635	$529,942
	2007	$300,002	$90,000		$633,701		$30,625	$1,054,328
Brian J. Pokorny
Vice President of Operations	2006	$220,000	$35,000	$—	$170,947	$18,333	$23,885	$468,165
	2007	$260,001	$60,000		$604,498		$22,875	$947,374

1 Annual discretionary cash incentive awards based on financial and non-financial factors considered by the Compensation Committee, as discussed in the Compensation Discussion and Analysis section.

2 This column shows the dollar amount expensed for financial reporting purposes with respect to the 2006 and 2007 fiscal years for the fair value of SARs and stock options granted in 2006 and 2007 as well as prior fiscal years in accordance with FAS 123R. See the Grants of Plan-Based Awards table for information on awards made in 2007. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that may be recognized by the Named Executive Officers.

3 Incentive payments made under a 2006 bonus plan applicable to all Garmin employees that provided for a bonus of one month's salary if Garmin's revenues increased by 50% or more in 2006.

4 All Other Compensation for the Named Executive Offers consists of the items in the following table:

Name	Year	Garmin Contributions to Defined Contribution Plans (a)	Other

	2006
Min H. Kao		$27,635	$51,575	(b)
	2007
		$26,625	$50,956	(b)
	2006
Clifton A. Pemble		$23,885	$3,500	(c)
	2007
		$22,875
	2006
Kevin S. Rauckman		$23,885	$—
	2007
		$22,875
	2006
Andrew R. Etkind		$27,635	$—
	2007
		$26,625	$4,000	(d)
	2006
Brian J. Pokorny		$23,885	$—
	2007
		$22,875

(a)

With respect to 2006, for each Named Executive Officer $12,635 was payable under the cash profit sharing plan; Dr. Kao and Mr. Etkind received $15,000 in company matching contributions related to the qualified 401(k) plan; and Messrs. Rauckman, Pemble and Pokorny received $11,250 in company matching contributions related to the qualified 401(k) plan. With respect to 2007, for each Named Executive Officer $11,250 was payable under the cash profit sharing play; Dr. Kao and Mr. Etkind received $15,375 in company matching contributions related to the qualified 401(k) plan; and Messrs. Rauckman, Pemble and Pokorny received $11,625 in company matching contributions related to the qualified 401(k) plan.

(b)	Payment to Dr. Kao for personal guarantee of Garmin Corporation, in accordance with Taiwan banking practices.

(c)	Incentive payment for inventions by Mr. Pemble for which patent applications were filed.

(d)	Referral bonus paid to Mr. Etkind under a plan applicable to all employees which pays a cash bonus for referring candidates for engineering positions who are hired by Garmin.

Grants of Plan-Based Awards

The following table provides information for each of the Named Executive Officers regarding 2007 grants of SARs:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)[2]	Exercise or Base Price of Option Awards ($ / Sh) [3]	Closing Market Price on Grant Date	Grant Date Fair Value of Stock and Option Awards[4]

		Threshold ($)	Target ($)	Max. ($)	Threshold ($)	Target ($)	Max. ($)

Min H. Kao

Clifton A. Pemble	06/08/07								20,000	$ 63.31	$ 66.08	$502,600
	12/04/07								25,000	$105.33	$107.18	$1,057,000
Kevin S. Rauckman	06/08/07								15,000	$ 63.31	$ 66.08	$376,950
	12/04/07								20,000	$105.33	$107.18	$845,600
Andrew R. Etkind	06/08/07								15,000	$ 63.31	$ 66.08	$376,950
	12/04/07								20,000	$105.33	$107.18	$845,600
Brian J. Pokorny	06/08/07								15,000	$ 63.31	$ 66.08	$376,950
	12/04/07								15,000	$105.33	$107.18	$634,200

1 Garmin's non-equity incentive plan is a discretionary payment made at the close of the fiscal year. There is not a targeted award for any plan.

2 Awards made in the form of SARs.

3 Pursuant to the terms of Garmin's 2005 Equity Incentive Plan, each SAR's base price is determined based on the average of the high and low price of Garmin stock on the date of grant.

4 This column represents the grant date fair value of stock option awards using a Black-Scholes option pricing model with weighted-average assumptions. For additional information on the valuation assumptions with respect to the 2007 grants, refer to

Note 10 of Garmin’s financial statements in the Form 10-K for the fiscal year ended December 29, 2007, as filed with the SEC.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of the Named Executive Officers regarding outstanding stock options and SARs held by them as of December 29, 2007:

Name			Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Min H. Kao		-	-
Clifton A. Pemble	(1)	-	-	$7.00	12/07/10
	(1)	12,000	-	$10.38	12/21/11
	(1)	20,000	-	$14.90	12/26/12
	(1)	16,000	4,000	$27.27	12/23/13
	(1)	14,400	5,600	$19.94	09/23/14
	(2)	4,800	7,200	$21.59	06/23/15
	(2)	6,000	9,000	$30.66	12/16/15
	(2)	4,000	16,000	$46.15	06/09/16
	(2)	4,000	16,000	$51.07	12/05/16
	(2)	-	20,000	$63.31	06/08/17
	(2)	-	25,000	$105.33	12/04/17
Kevin S. Rauckman	(1)	-	-	$7.00	12/07/10
	(1)	10,000	-	$10.38	12/21/11
	(1)	15,000	-	$14.90	12/26/12
	(1)	12,000	3,000	$27.27	12/23/13
	(1)	12,000	8,000	$19.94	09/23/14
	(2)	4,000	6,000	$21.59	06/23/15
	(2)	4,800	7,200	$30.66	12/16/15
	(2)	3,000	12,000	$46.15	06/09/16
	(2)	3,000	12,000	$51.07	12/05/16
	(2)	-	15,000	$63.31	06/08/17
	(2)	-	20,000	$105.33	12/04/17
Andrew R. Etkind	(1)	20,000	-	$7.00	12/07/10
	(1)	9,000	-	$10.38	12/21/11
	(1)	17,000	-	$14.90	12/26/12
	(1)	13,600	3,400	$27.27	12/23/13
	(1)	12,000	8,000	$19.94	09/23/14
	(2)	4,000	6,000	$21.59	06/23/15
	(2)	4,800	7,200	$30.66	12/16/15
	(2)	3,000	12,000	$46.15	06/09/16
	(2)	3,000	12,000	$51.07	12/05/16
	(2)	-	15,000	$63.31	06/08/17
	(2)	-	20,000	$105.33	12/04/17
Brian J. Pokorny	(1)	-	-	$7.00	12/07/10
	(1)	10,000	-	$10.38	12/21/11
	(1)	5,000	-	$14.90	12/26/12
	(1)	12,000	3,000	$27.27	12/23/13
	(1)	12,000	8,000	$19.94	09/23/14
	(2)	4,000	6,000	$21.59	06/23/15
	(2)	4,800	7,200	$30.66	12/16/15
	(2)	3,000	12,000	$46.15	06/09/16
	(2)	3,000	12,000	$51.07	12/05/16
	(2)	-	15,000	$63.31	06/08/17
	(2)	-	15,000	$105.33	12/04/17

1 Represents a non-qualified stock option.

2 Represents a stock appreciation right.

Option Exercises and Stock Vested

The following table provides information for each of the Named Executive Officers regarding stock options and SARs exercised in 2007. No stock awards have been made to any of the Named Executive Officers.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)1	Value Realized on Exercise ($)

Min H. Kao	-	$-

Clifton A. Pemble	-	$1,287,900

Kevin S. Rauckman	-	$897,800

Andrew R. Etkind	-	$95,050

Brian J. Pokorny	-	$1,162,200

1 No shares were acquired on exercise.

Potential Post-Employment Payments

None of the Named Executive Officers has an employment agreement or severance agreement with the Company. In the event that (a) a Named Executive Officer dies or becomes disabled, or (b) a Named Executive Officer’s employment is terminated without cause, or a Named Executive Officer resigns with good reason, within twelve months following a change of control of Garmin, all of the Named Executive Officer’s unvested stock options and stock appreciation rights would immediately become exercisable. Such accelerated vesting is the only benefit that would be received by a Named Executive Officer upon a change in control and such benefit would also be received by all other Garmin employees who own unvested stock options or stock appreciation rights. The following table lists the estimated current value of such acceleration of vesting.

Estimated Current Value of Potential Post-Employment Benefits1

Name	Voluntary	For Cause	Death	Disability	Without Cause	Change in Control
Min H. Kao	$-	$-	$-	$-	$-	$-

Clifton A. Pemble	$-	$-	$4,072,748	$4,072,748	$-	$4,072,748

Kevin S. Rauckman	$-	$-	$3,422,488	$3,422,488	$-	$3,422,488

Andrew R. Etkind	$-	$-	$3,450,380	$3,450,380	$-	$3,450,380

Brian J. Pokorny	$-	$-	$3,386,488	$3,386,488	$-	$3,386,488

1 Value of unexerciseable stock options/SARs, based on of $97 per share, the closing price of the Company’s shares on the Nasdaq Stock Market on December 31, 2007.

SHAREHOLDER PROPOSALS

To be properly brought before the Annual Meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder.

If a holder of Garmin Common Shares wishes to present a proposal for inclusion in Garmin’s Proxy Statement for next year’s annual general meeting of shareholders, such proposal must be received by Garmin on or before December 27, 2008. Such proposal must be made in accordance with Rule 14a-8 promulgated by the SEC and the interpretations thereof. Any such proposal should be sent to the Secretary of Garmin, P.O. Box 10670, Grand Cayman KY1-1006, Suite #3206B, 45 Market Street, Gardenia Court, Camana Bay, Cayman Islands.

In order for a shareholder proposal that is not included in Garmin’s Proxy Statement for next year’s annual meeting of shareholders to be properly brought before the meeting, such proposal must be delivered to the Secretary and received at Garmin’s executive offices no later than March 13, 2009 and such proposal must also comply with the procedures outlined in this Proxy Statement under the heading “Nominating and Corporate Governance Committee.” The determination that any such proposal has been properly brought before such meeting is made by the officer presiding over such meeting. If Garmin does not receive advance notice of a shareholder proposal in accordance with the above requirements, Garmin will have discretionary authority to vote shares for which it holds proxies on such shareholder proposal presented at the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Garmin’s directors, executive officers and certain other officers, and persons, legal or natural, who own more than 10 percent of Garmin’s Common Shares (collectively “Reporting Persons”), to file reports of their ownership of such shares, and the changes therein, with the SEC and Garmin (the “Section 16 Reports”). Based solely on a review of the Section 16 reports for 2007 and any amendments thereto furnished to Garmin, all Section 16 Reports for fiscal year 2007 were timely filed by the Reporting Persons with the exception that Jonathan Burrell was late in filing an Initial Statement of Beneficial Ownership on Form 3 involving a total of 10,000 shares, and Danny J. Bartel was late in filing a Statement of Changes in Beneficial Ownership of Securities on Form 4 to report his August 6, 2007 election to sell $1.5 million worth of shares held by him under the Garmin International, Inc. 401(k) and Pension Plan. Mr. Bartel filed a Form 4 on April 11, 2008 to report his August 6, 2007 election and the resulting sale of 19,943 shares held by him under the Garmin International, Inc. 401(k) and Pension Plan.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS

Pursuant to the rules of the SEC, services that deliver Garmin’s communications to shareholders that hold their shares through a bank, broker or other nominee holder of record may deliver to multiple shareholders sharing the same address a single copy of Garmin’s Annual Report and Proxy Statement. Garmin will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any shareholder at a shared address to which a single copy of the documents was delivered. Written requests should be made to Garmin Ltd., c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, Attention: Investor Relations Manager, and oral requests may be made by calling Debbie Garbeff at (913) 397-8200. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee holder of record.

OTHER MATTERS

The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting other than the election of directors. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

Garmin will furnish without charge upon written request a copy of Garmin’s Annual Report on Form 10-K. The Annual Report on Form 10-K includes a list of all exhibits thereto. Garmin will furnish copies of such exhibits upon written request therefor and payment of Garmin’s reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Common Shares entitled to vote at the Annual Meeting. Such written request should be directed to the Secretary of Garmin, c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062. The Annual Report on Form 10-K is available at www.garmin.com and is also available through the SEC’s Internet site at www.sec.gov.

By Order of the Board of Directors,

April 22, 2008	Andrew R. Etkind
General Counsel and Secretary

APPENDIX A

FORM OF PROXIES

GARMINTM

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the nominees listed in Proposal 1 and a vote FOR Proposal 2.

1. Election of Directors: For Withhold

01 - Donald H. Eller term expiring in 2011

02 - Clifton A. Pemble For Withhold

term expiring in 2011

2. Ratification of the appointment of Ernst & Young LLP as Garmin’s independent registered public accounting firm for the 2008 fiscal year.

For Against Abstain

3. In their discretion, the Proxies are authorized to vote with respect to any other matters that may properly come before the Annual General Meeting or any adjournment thereof, including matters incident to its conduct.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

1 U P X 0 1 7 0 5 9 2

<STOCK#> 00UVEE

+

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

GARMINTM

Proxy — GARMIN LTD.

PROXY SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS FOR SHAREHOLDERS MEETING ON JUNE 6, 2008

The undersigned shareholder of Garmin Ltd., a Cayman Islands company, hereby appoints Min H. Kao and Kevin Rauckman and each of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all common shares of Garmin Ltd. owned by the undersigned in all matters coming before the 2008 Annual General Meeting of Shareholders (or any adjournment thereof) to be held at the Ritz Charles, 9000 West 137th Street, Overland Park, Kansas 66221, on Friday, June 6, 2008 at 10:00 a.m. local time.

This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2. Proxy card must be signed and dated.

CONTINUED ON THE REVERSE SIDE.

GARMINTM

C123456789

000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

MR A SAMPLE

DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext

ADD 1 Electronic Voting Instructions

ADD 2

ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week!

ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

1:00 Proxies a.m. submitted , Central Time, by the on Internet June 5, or 2008. telephone must be received by

Vote by Internet

Log on to the Internet and go to www.investorvote.com

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the nominees listed in Proposal 1 and a vote FOR Proposal 2.

1. Election of Directors: For Withhold For Withhold

01-Donald H. Eller 02-Clifton A. Pemble + term expiring in 2011 term expiring in 2011

For Against Abstain

2. Ratification of the appointment of Ernst & Young LLP as Garmin’s independent registered public accounting firm for the 2008 fiscal year. 3. In their discretion, the Proxies are authorized to vote with respect to any other matters that may properly come before the Annual General Meeting or any adjournment thereof, including matters incident to its conduct.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below full Please title. sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

2 1 A V 0 1 7 0 5 9 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00UVDE

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

GARMINTM

Proxy — GARMIN LTD.

PROXY SOLICITATED ON BEHALF OF THE BOARD OF DIRECTORS FOR SHAREHOLDERS MEETING ON JUNE 6, 2008

The undersigned shareholder of Garmin Ltd., a Cayman Islands company, hereby appoints Min H. Kao and Kevin Rauckman and each of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all common shares of Garmin Ltd. owned by the undersigned in all matters coming before the 2008 Annual General Meeting of Shareholders (or any adjournment thereof) to be held at the Ritz Charles, 9000 West 137th Street, Overland Park, Kansas 66221, on Friday, June 6, 2008 at 10:00 a.m. local time.

This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposal 2. Proxy card must be signed and dated.

CONTINUED ON THE REVERSE SIDE.

GARMINTM

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

C123456789

000004

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your voting instructions, you may choose one of the two voting methods outlined below to vote your voting instructions. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 5, 2008.

Vote by Internet

Log on to the Internet and go to www.investorvote.com

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.

Annual Meeting Voting Instruction Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR the nominees listed in Proposal 1 and a vote FOR Proposal 2.

1. Nominees: For Withhold For Withhold

01 - Donald H. Eller 02 - Clifton A. Pemble

+ term expiring in 2011 term expiring in 2011

For Against Abstain

2. Ratification of the appointment of Ernst & Young LLP as Garmin’s independent registered public accounting firm for the 2008 fiscal year.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

2 1 A V 0 1 7 0 5 9 3 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00UVPD

GARMINTM

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

VOTING INSTRUCTIONS — GARMIN LTD.

CONFIDENTIAL VOTING INSTRUCTIONS TO

T. ROWE PRICE TRUST COMPANY AS TRUSTEE

UNDER THE GARMIN INTERNATIONAL, INC.

401(k) AND PENSION PLAN

This voting instruction card is solicited by the Trustee. I hereby direct that the voting rights pertaining to Common Shares of Garmin Ltd. held by the

Trustee and allocated to my account shall be exercised at the Annual General Meeting of Shareholders to be held on June 6, 2008, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual General Meeting of Shareholders and matters incidental to such meeting.

If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.

IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD BEFORE THE DATE OF THE ANNUAL MEETING IN THE

ENCLOSED ENVELOPE. DO NOT RETURN THIS CARD TO GARMIN LTD. AS YOUR VOTE IS CONFIDENTIAL.